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Exhibit 10.17

LEASE AMENDMENT #3

        This LEASE AMENDMENT #3 ("Amendment") is entered into as of the 21st day of January, 2005 by and between NEXUS SORRENTO GLENN LLC, a Delaware Limited Liability Company ("Landlord") and GENETRONICS, INC., a California Corporation ("Tenant").

RECITALS

        A.    Nexus Sorrento Glen LLC, as Landlord, and Genetronics, Inc., as Tenant, entered into that certain Lease dated as of August 26, 1999 as amended by that certain Lease Amendment #1 dated November 29th, 2001, and that certain Lease Amendment #2 dated September 10th, 2003 (together, the "Lease"), of the certain premises located in the building commonly known as Suites A-F and 1-K of 11199 Sorrento Valley Road, and Suites E-G of 11189 Sorrento Valley Road, San Diego, California, as more particularly described therein ("Premises"). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Lease.

        B.    Landlord and Tenant now desire to amend the Lease in order to, among other things, acknowledge Tenant's holdover and to effect a month-to-month lease for a portion of the Premises at the northeast end of 11199 Sorrento Valley Road.

        NOW, THEREFORE, Landlord and Tenant acknowledge their agreement of the following:

        1.    Holdover

        Tenant anticipates vacating most of the Premises on or about January 31, 2005 and will pay the Holdover rent on this space per the terms of the Lease until Tenant vacates. Landlord agrees that Tenant shall only be responsible for Rent on a per diem basis if Tenant has not completed the move out before February 1st. Starting February 1st, however, no Holdover rent will be due on the Short Term Premises (as identified in Exhibit "A" of this Lease Amendment #3).

        2.    Short Term Premises Month-to-Month Lease

        Landlord and Tenant agree that the portion of the Premises shown in Exhibit "A" (the "Short Term Premises") measuring 5,019 rentable square feet, will continued to be leased by Tenant starting February 1, 2005 through May 31, 2005 at monthly Base Rent of $7,679.00 per month ($ 1,5.3/sf) plus its pro rata share of project operating expenses. On June 1, 2005 the lease will become a "month-to-month" lease and will be subject to Termination by either Landlord or Tenant upon 30 days written notice. Landlord shall retain $5,019 of Tenant's current security deposit to serve as a security deposit for the Short Term Premises. All other terms and conditions of the Lease shall apply to the lease of the Short Term Premises.

        3.    Effect

        Except as specifically amended herein, the terms and provisions of the Lease shall remain unmodified and in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

LANDLORD:		TENANT:
NEXUS SORRENTO GLEN LLC, a Delaware Limited Liability Company		GENETRONICS, INC, a California corporation
By:	/s/ MICHAEL J. REIDY	By:	/s/ PETER KIES
Its:	Manager	Its:	Peter Kies, CFO

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  Exhibit 10.17
LEASE AMENDMENT #3
RECITALS